Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252572

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 19, 2021)

3,971,000 Shares of Common Stock

ENGlobal Corporation

We are offering 3,971,000 shares of our common stock, par value $0.001 (“Common Stock”), at a purchase price of $0.85 per share to an institutional investor pursuant to this prospectus supplement and the accompanying base prospectus, as well as the Securities Purchase Agreement, dated February 1, 2023, between us and such investor.

In a concurrent private placement (the “Private Placement”), we are also issuing to the purchaser of shares of Common Stock under this prospectus supplement, for no additional consideration, warrants to purchase up to 3,971,000 shares of our Common Stock (collectively, the “Warrants”), at an exercise price of $0.95 per share of Common Stock. The Warrants are exercisable six months following their issuance (the “Exercisability Date”) for a term of five years from the Exercisability Date.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder. See “Private Placement of Warrants” beginning of page S-12 of this prospectus supplement.

Our Common Stock is quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ENG.” On February 1, 2023, the last reported sale price of our Common Stock on Nasdaq was $0.94 per share. The Warrants being issued in the Private Placement are not listed on any securities exchange and we do not expect to list the Warrants.

As of January 27, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $26,876,053 based on 35,800,617 outstanding shares of Common Stock, of which approximately 26,349,072 shares are held by non-affiliates, and a per share price of $1.02 based upon the closing sale price of our Common Stock on Nasdaq on January 27, 2023. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered and sold any shares of our Common Stock pursuant to the registration statement, of which this prospectus supplement is a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in our reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with the shares of Common Stock offered by this prospectus supplement and the Warrants offered in the Private Placement. The Placement Agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and in the Private Placement. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.

	Per Share and Accompanying Warrant	Total
Offering price	$0.85	$3,375,350.00
Placement agent fees(1)	$0.06	$236,274.50
Proceeds, before expenses, to us(2)	$0.79	$3,139,075.50

(1)

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate proceeds from the sale of Common Stock sold in this offering and to reimburse the Placement Agent for accountable legal expenses incurred by the Placement Agent in connection with the transaction in the amount of $50,000 as well as non-accountable expenses not to exceed $10,000. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information regarding Placement Agent fees and estimated offering expenses.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the Private Placement.

We expect to deliver the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying base prospectus on or about February 6, 2023, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is February 1, 2023

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Common Stock and preferred stock described in the base prospectus in one or more offerings up to a total dollar amount of $100,000,000. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Documents By Reference” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the Placement Agent have authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our shares of Common Stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of Common Stock offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, the terms “ENGlobal,” “the Company,” “we,” “us” and “our” in this prospectus supplement refer to ENGlobal Corporation, a Nevada corporation and its subsidiaries.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement and the accompanying base prospectus by reference. This summary does not contain all of the information you should consider before buying shares of Common Stock in this offering. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-4, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement is a part.

Our Company

The Company, incorporated in the State of Nevada in June 1994, is a leading provider of innovative, delivered project solutions primarily to the energy industry. We deliver these solutions to our clients by combining our vertically-integrated engineering and professional project execution services with our automation and systems integration expertise and our fabrication and construction capabilities. We believe our vertically-integrated strategy allows us to differentiate our company from most of our competitors as a full-service provider, thereby reducing our clients’ dependency on and coordination of multiple vendors and improving control over their project cost and schedules. Our strategy and positioning has also allowed the Company to pursue larger scopes of work centered around many different types of modularized engineered systems.

We derive revenues primarily from three sources: (i) business development efforts, (ii) preferred provider or alliance agreements with strategic end user clients, original equipment manufacturers, and technology partners, and (iii) referrals from existing customers and industry members. Our business development professionals are focused on specific market segments within the energy industry. The market segments that we are targeting include Renewables, Automation, Oil, Gas and Petrochemicals and Government Services. This market focus allows us to develop centers of expertise for each of our targeted markets.

 Within the Renewables group, our focus is to design and build production facilities for hydrogen and associated products, together with converting existing production facilities to produce products from renewable feedstock sources. These projects often utilize technologies that are more fuel efficient, and therefore reduce the associated carbon footprint of the facility. Our scope of work on these projects will typically include front-end development, engineering, procurement, mechanical fabrication, automation and commissioning services, and may be performed in conjunction with a construction partner.

Our Automation group designs, integrates and commissions modular systems that include electronic distributed control, on-line process analytical data, continuous emission monitoring, and electric power distribution. Often these packaged systems are housed in a fabricated metal enclosure, modular building or freestanding metal rack, which are commonly included in our scope of work. We provide automation engineering, procurement, fabrication, systems integration, programing and on-site commissioning services to our clients for both new and existing facilities.

Our Oil, Gas and Petrochemicals group focuses on providing engineering, procurement, construction and automation services as well as fabricated products to downstream refineries and petrochemical facilities as well as midstream pipeline, storage and other transportation related companies. These services are often applied to small capital improvement and maintenance projects within refineries and petrochemical facilities. For our transportation clients, we work on facilities that include pumping, compression, gas processing, metering, storage terminals, product loading and blending systems. In addition, this group designs, programs and maintains supervisory control and data acquisition (“SCADA”) systems for our transportation clients.

This group also provides engineering, fabrication and automation services to clients who have operations in the U.S. oil and gas exploration and development markets. The operations are usually associated with the completion, purification, storage and transmission of the oil and gas from the well head to the terminal or pipeline destination.

Our Government Services group provides services related to the engineering, design, installation and maintenance of automated fuel handling and tank gauging systems for the U.S. military across the globe.

Our business development professionals focus on building long-term relationships with clients in order to provide solutions throughout the life-cycle of their projects and facilities. Additionally, we seek to capitalize on cross-selling opportunities between our market segments and many of our projects will contain elements from more than one market segment. Sales leads are often jointly developed and pursued by our business development personnel from multiple markets.

 Products and services are also promoted through trade advertising, participation in industry conferences and on-line internet communication via our corporate home page at www.englobal.com. The ENGlobal website illustrates our Company’s full range of services and capabilities and is updated on a continuous basis. Through the ENGlobal website, we seek to provide visitors and investors with a single point of contact for obtaining information about our company. We are not incorporating the contents of the website into this prospectus supplement.

S-1

We also develop preferred provider and alliance agreements with clients in order to facilitate repeat business. These preferred provider agreements, also known as master service or umbrella agreements, typically have a duration of three to five years. This allows our clients to release work to us without having to negotiate contract terms for each individual project. With the primary terms of the contract agreed to, add-on projects with these customers are easier to negotiate and can be accepted quickly, without the necessity of a bidding process. Management believes that these agreements can serve to stabilize project-centered operations.

Our engineering services are strategically located in offices in cities near our clients while our fabrication and integration facilities are more centrally located. We generally enter into two principal types of contracts with our clients: time-and-material contracts and fixed-price contracts. Our clients typically determine the type of contract to be utilized for a particular engagement, with the specific terms and conditions of a contract being negotiated and typically contained in a multiyear services agreement.

Corporate Information

Our principal executive offices are located at 11740 Katy Fwy – Energy Tower III, 11th Floor, Houston, TX 77079. Our telephone number is (281) 878-1000.

S-2

THE OFFERING

Issuer	ENGlobal Corporation

Common Stock offered by us	3,971,000 shares of Common Stock

Offering price	$0.85 per share

Concurrent Private Placement

In the Private Placement, we are also issuing to the purchaser of shares of Common Stock under this prospectus supplement for no additional consideration, Warrants to purchase up to 3,971,000 shares of our Common Stock, at an exercise price of $0.95 per share of Common Stock and exercisable six months following their issuance for a term of five years from the Exercisability Date.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder. See “Private Placement of Warrants” on page S-12.

Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $3.0 million, after deducting the Placement Agent fee and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants.

We intend to use the net proceeds for working capital and other general corporate purposes. See “Use of Proceeds” on page S-10 for more information.

Best efforts

We have agreed to issue and sell the shares of Common Stock offered hereby to the institutional investor through the Placement Agent, and the Placement Agent has agreed to offer and sell such Common Stock on a “best efforts” basis. The Placement Agent is not required to sell any specific number or dollar amount of the Common Stock offered hereby, but will use its reasonable best efforts to sell such Common Stock. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Nasdaq Capital Market Symbol	ENG

Risk factors

You should read the “Risk Factors” section of this prospectus supplement and the documents incorporated herein for a discussion of certain factors to consider carefully before deciding to purchase any shares of our Common Stock.

Outstanding Shares

The number of shares of our Common Stock to be outstanding after this offering is based on 35,800,617 shares of our Common Stock outstanding as of February 1, 2023 and excludes, as of such date, 1,289,949 shares of our Common Stock reserved for future issuance under our 2021 Long Term Incentive Plan and assumes no exercise of the Warrants.

S-3

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below and the risks discussed in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 26, 2022, June 25, 2022 and September 24, 2022, respectively, and the subsequent filings we make with the SEC from time to time and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying base prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our securities to decline, and you could lose all or part of your investment.

Risks Related to this Offering

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock could occur at any time. The issuance of new shares of our Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock that could result in further dilution to investors purchasing our Common Stock in this offering or result in downward pressure on the price of our Common Stock. For example, on January 11, 2022, we entered into a sales agreement (the “ATM Sales Agreement”) with Lake Street Capital Markets, LLC (“Lake Street”) pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5,583,334 to or through Lake Street, as sales agent, from time to time, in an “at the market offering”, subject to the limitations imposed by the provisions of General Instruction I.B.6 of Form S-3. We are not obligated to make any sales under the agreement and any determination by us to do so will be dependent, among other things, on market conditions and our capital raising needs. We may sell shares of our Common Stock or other securities in any other offering, including in the at the market offering pursuant to the ATM Sales Agreement, at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our Company.

The trading price of our Common Stock may continue to be volatile, which could cause you to lose part or all of your investment.

The trading price of our Common Stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the past twelve months, the closing price of our Common Stock ranged from a low of $0.73 per share on January 5, 2023, to a high of $2.17 per share on March 7, 2022.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the price at which you purchased the securities in this offering.

S-4

Some, but not all, of the factors that may cause the market price of our Common Stock to fluctuate include:

•	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	failure of our services or products to achieve or maintain market acceptance;

•	changes in market valuations of similar or relevant companies;

•	success of competitive service offerings or technologies;

•	changes in our capital structure, such as the issuance of securities or the incurrence of debt;

•	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;

•	regulatory developments in the United States, foreign countries, or both;

•	litigation;

•	additions or departures of key personnel;

•	investors’ general perceptions; and

•	changes in general economic, industry or market conditions.

In addition, if the market for energy related stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our Common Stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A possible “short squeeze” due to a sudden increase in demand of our Common Stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our Common Stock. However, in the future investors may purchase shares of our Common Stock to hedge existing exposure or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent an aggregate short exposure in our Common Stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our Common Stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our Common Stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or our Common Stock.

You may experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

The public offering price per share is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of Common Stock you acquire that substantially exceeds our net tangible book value per share after this offering. Following this offering, you will experience immediate dilution of $0.32 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share. In the event that you exercise the Warrants, you will experience additional dilution to the extent that the exercise price of these Warrants is higher than the net tangible book value per share of our Common Stock. See “Dilution” on page S-11 for a more detailed discussion of the dilution you may incur in connection with this offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

S-5

There is no public market for the Warrants being offered in the Private Placement.

There is no established public trading market for the Warrants being offered in the Private Placement, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited. The Warrants in the Private Placement will be issued in physical form.

Holders of our Warrants will have no rights as common stockholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to shares of our Common Stock issuable upon exercise of your Warrants, subject to the terms of the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the shares of Common Stock on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares of Common Stock for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of Common Stock in this offering but will use its best efforts to sell the shares of Common Stock offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Risks Related to our Common Stock

If we are unable to obtain sufficient capital and collect our receivables, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to obtain sufficient capital and successfully collect payment from our customers for amounts they owe us. Our results of operations and cash flows could be adversely affected by an inability to obtain sufficient capital in the debt or equity capital markets or by bank or other financing or if our customers delay payment or we are otherwise unable to collect our receivables. In the ordinary course of business, we extend unsecured credit to our customers. We may also agree to allow our customers to defer payment on projects until certain milestones have been met or until the projects are substantially completed, and customers typically withhold some portion of amounts due to us as retainage. We bear the risk that our customers will pay us late or not at all. Though we evaluate and attempt to monitor our customers’ financial condition, there is no guarantee that we will accurately assess their creditworthiness. To the extent the credit quality of our customers deteriorates or our clients seek bankruptcy protection, our ability to collect receivables and our results of operations could be adversely affected. Even if our customers are credit-worthy, they may delay payments in an effort to manage their cash flow. Financial difficulties or business failure experienced by one or more of our major customers has had and could, in the future, continue to have a material adverse effect on both our results of operations and cash flows. Accordingly, we cannot assure you that our business will generate sufficient cash flow from operations or that future capital raises, borrowings or financings will be available to us in an amount sufficient to enable us to fund our liquidity needs.

We are not currently in compliance with Nasdaq’s continued listing requirements. If we are unable to comply with Nasdaq’s continued listing requirements, our Common Stock could be delisted, which could affect the price of our Common Stock and liquidity and reduce our ability to raise capital.

Our Common Stock is currently listed on Nasdaq. Nasdaq has established certain quantitative criteria and qualitative standards that companies must meet to remain listed for trading on this market. On December 21, 2022, the Company received written notice from Nasdaq indicating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq, as set forth in Listing Rule 5550(a)(2).

The notice has no immediate effect on the listing of the Company’s Common Stock, and its Common Stock will continue to trade on Nasdaq under the symbol “ENG” at this time. The Company may regain compliance with the minimum bid price requirement in accordance with Listing Rule 5810(c)(3)(A) during the 180 calendar day period from December 21, 2022 to June 19, 2023. To regain compliance, the closing bid price of the Company’s Common Stock must meet or exceed $1.00 per share for at least ten consecutive business days before June 19, 2023.

If the Company is not in compliance by June 19, 2023, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except for the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the minimum bid price deficiency, which may include implementing a reverse stock split.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal the Nasdaq Staff’s determination to a Nasdaq Listing Qualifications Panel and request a hearing.

S-6

The Company intends to monitor the closing bid price of the Company’s Common Stock and consider its available options to resolve the noncompliance with the minimum bid price requirement. No determination regarding the Company’s response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

SEC regulations limit the amount of funds we may raise during any 12-month period pursuant to our shelf registration statement on Form S-3.

Our registration statement on Form S-3 (File No. 333-252572), including the accompanying base prospectus and related prospectus supplements, is subject to the provisions of General Instruction I.B.6 of Form S-3, which provides that we may not sell securities in a public primary offering with a value exceeding one-third of our public float in any twelve calendar-month period unless our public float is at least $75 million. As of January 27, 2023, our public float (i.e., the aggregate market value of our outstanding equity securities held by non-affiliates) was approximately $26,876,053 million, based on the closing price per share of our Common Stock as reported on Nasdaq on January 27, 2023, as calculated in accordance with General Instruction I.B.6 of Form S-3. If our public float meets or exceeds $75 million at any time, we will no longer be subject to the restrictions set forth in General Instruction I.B.6 of Form S-3, at least until the filing of our next Section 10(a)(3) update as required under the Securities Act.

S-7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus supplement, the base prospectus, our filings with the SEC and our press releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

•	the impact of the COVID-19 pandemic and of the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition, and results of operations, including on our revenues and profitability;
•	our ability to increase our backlog, revenue and profitability;
•	our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner;
•	the effect of economic downturns and the volatility and level of oil and natural gas prices, including the severe disruptions in the worldwide economy, including the global demand for oil and natural gas, resulting from the COVID-19 pandemic;
•	our ability to identify, evaluate, and complete any transactions in connection with our review of strategic transactions;
•	the impact of the announcement of our review of strategic transactions on our business, including our financial and operating results, or our employees, suppliers and customers;
•	our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts;
•	our ability to retain existing customers and attract new customers;
•	our ability to accurately estimate the overall risks, revenue or costs on a contract;
•	the risk of providing services in excess of original project scope without having an approved change order;
•	our ability to execute our expansion into the modular solutions market and to execute our updated business growth strategy to position the Company as a leading provider of engineered modular solutions to its customer base;
•	our ability to attract and retain key professional personnel;
•	our ability to obtain additional financing when needed;
•	our debt obligations may limit our financial flexibility;
•	our dependence on one or a few customers;
•	the risks of internal system failures of our information technology systems, whether caused by the Company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks;
•	the uncertainties related to the U.S. Government’s budgetary process and their effects on our long-term U.S. Government contracts;
•	the risk of unexpected liability claims or poor safety performance;
•	our ability to identify, consummate and integrate potential acquisitions;
•	our reliance on third-party subcontractors and equipment manufacturers;
•	our ability to satisfy the continued listing standards of Nasdaq with respect to our common stock or to cure any continued listing standard deficiency with respect thereto;
•	acts of war or terrorist acts, such as the conflict between Russia and Ukraine, and the governmental or military response thereto; and
•	the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations.

S-8

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and therein are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and the accompanying base prospectus and in the documents that we include in or incorporate by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 26, 2022, June 25, 2022 and September 24, 2022, respectively, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-9

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.0 million, after deducting the Placement Agent fee and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants. We intend to use the net proceeds for working capital and other general corporate purposes.

S-10

DILUTION

If you invest in the shares of our Common Stock being offered by this prospectus supplement, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Common Stock after this offering.

The net tangible book value of our Common Stock as of September 24, 2022, was approximately $17.9 million, or approximately $0.50 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately following the completion of this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our Common Stock immediately after this offering. After giving effect to the sale of 3,971,000 shares of Common Stock in this offering at the public offering price of $0.85 per share, and after deducting the Placement Agent fee and estimated offering expenses for the offering, our as adjusted net tangible book value as of September 24, 2022 would have been approximately $0.53 per share of Common Stock. This represents an immediate increase in as adjusted net tangible book value of $0.03 per share to our existing stockholders and an immediate dilution of $0.32 per share to investors purchasing shares of Common Stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.85
Net tangible book value per share at September 24, 2022	$0.50
Increase to net tangible book value per share attributable to investors purchasing our Common Stock in this offering	$0.03
As adjusted net tangible book value per share as of September 24, 2022, after giving effect to this offering		$0.53
Dilution of as adjusted net tangible book value per share to investors purchasing our Common Stock in this offering		$0.32

The number of shares of our Common Stock to be outstanding after this offering is based on 35,800,617 shares of our Common Stock outstanding as of September 24, 2022 and excludes, as of such date, 1,289,949 shares of our Common Stock reserved for future issuance under our 2021 Long Term Incentive Plan.

The discussion and table above assume no exercise of the Warrants to purchase an aggregate of 3,971,000 shares of Common Stock to be issued in the concurrent private placement. To the extent that the Warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-11

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of Common Stock in this offering, the purchaser will receive for no additional consideration, unregistered warrants to purchase up to 3,971,000 shares of our Common Stock, at an initial exercise price equal to $0.95 per share.

The Warrants are exercisable six months following their date of issuance and will expire on the fifth anniversary of the Exercisability Date. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% subject to the holder’s election) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise.

The Warrants provide that in the event of certain enumerated fundamental transactions, the holder of the Warrants will have the option to require us to purchase its Warrants for the Black-Scholes value of the Warrants with the same type and form of consideration that is payable in connection with the applicable fundamental transaction. In addition, if at the time of the exercise of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock underlying the Warrants, then the Warrants may be exercised by means of a “cashless exercise.”

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Rule 506 promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

S-12

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated February 1, 2023, we have engaged A.G.P./Alliance Global Partners to act as our exclusive Placement Agent in connection with this offering of our shares of Common Stock pursuant to this prospectus supplement and accompanying base prospectus and the Warrants in the Private Placement. Under the terms of the placement agency agreement, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of Common Stock in this offering.

The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of Common Stock or the Private Placement Warrants, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with an institutional investor in connection with this offering and we may not sell the entire amount of Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors.

We expect to deliver the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying base prospectus on or about February 6, 2023, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

At closing, we have agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of this offering and the Private Placement and to reimburse the Placement Agent for accountable legal expenses incurred by the Placement Agent in connection with the transaction in the amount of $50,000 as well as non-accountable expenses not to exceed $10,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $175,000.

The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this this offering and the Private Placement, assuming the purchase of all of the shares offered hereby on a best efforts basis:

	Per Share and Accompanying Warrant	Total
Offering price	$0.85	$3,375,350.00
Placement Agent fees	$0.06	$236,274.50
Proceeds, before expenses, to us	$0.79	$3,139,075.50

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and/or Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ENG.”

S-13

Restrictions

We, all of our directors, executive officers and ten percent or greater stockholders have agreed, subject to certain exceptions, not to sell or otherwise dispose of their respective shares of Common Stock or any securities convertible into or exchangeable for Common Stock, for a period of at least 90 days from the completion of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates may, in the future, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-14

LEGAL MATTERS

Certain legal matters in connection with the securities being offered by this prospectus supplement and in the Private Placement will be passed upon by Porter Hedges LLP, Houston, Texas. The validity of the securities being offered by this prospectus supplement and in the Private Placement and certain other legal matters concerning this offering will be passed on for us by Holland & Hart LLP, Reno, Nevada. Sullivan & Worcester LLP, New York, New York, is acting as counsel to the Placement Agent in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated financial statements of ENGlobal Corporation and subsidiaries (the Company) as of December 25, 2021 and December 26, 2020, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus supplement and the accompanying base prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.englobal.com. Copies of certain information filed by us with the SEC can be downloaded from the SEC’s website or from our website at www.englobal.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement.

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 11, 2022 (File No. 001-14217);

•	our Definitive Proxy Statement on Schedule 14A filed on April 22, 2022 (to the extent incorporated by reference into our Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, filed with the SEC on May 5, 2022, August 5, 2022, and November 8, 2022, respectively (File No. 001-14217);

•	our Current Reports on Form 8-K, filed with the SEC on March 10, 2022, April 19, 2022, May 5, 2022, June 10, 2022, August 4, 2022, November 8, 2022, and December 23, 2022, (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit); and

•	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 17, 2007 (File No. 001-14217), including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-15

 This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Darren W. Spriggs

Attention: Chief Financial Officer

11740 Katy Fwy., Suite 1100

Houston, Texas 77079

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.englobal.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

S-16

PROSPECTUS

ENGlobal Corporation

$100,000,000

Common Stock Preferred Stock

We may offer from time to time shares of our common stock and shares of our preferred stock.

The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “ENG.”

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

ENGLOBAL CORPORATION

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” the “Company” or similar terms refer collectively to ENGlobal Corporation, and not the subsidiaries of ENGlobal Corporation.

The Company, incorporated in the State of Nevada in June 1994, is a leading provider of engineered modular solutions to the energy industry. We deliver these solutions to our clients by utilizing our vertically integrated project execution capabilities, including, (i) professional engineering and project support services, (ii) automation design, configuration and systems integration expertise, and (iii) mechanical and modular fabrication capabilities. We believe our vertically integrated strategy allows us to differentiate our company from most of our competitors as a full-service provider. As a result, our clients’ dependency on and coordination of multiple vendors is reduced, improving control over their projects’ costs and schedules. Our strategy and positioning also allows the Company to pursue larger scopes of work centered around many different types of modularized engineered systems that can be both processing and automation focused.

We derive revenues primarily from three sources: (i) business development efforts, (ii) preferred provider or alliance agreements with strategic end user clients, original equipment manufacturers, and technology partners, and (iii) referrals from existing customers and industry members. Our business development professionals are focused on specific market segments within the energy industry. The market segments that we are targeting include Renewables, Automation, Refining and Transportation, Upstream and Government Services. This market focus allows us to develop centers of expertise for each of our targeted markets.

Within the Renewables group, our focus is to design and build production facilities for hydrogen and associated products, together with converting existing production facilities to produce products from renewable feedstock sources. These projects often utilize technologies that are more fuel efficient, and therefore reduce the associated carbon footprint of the facility. Our scope of work on these projects will typically include front-end development, engineering, procurement, mechanical fabrication, automation and commissioning services, and may be performed in conjunction with a construction partner.

Our Automation group designs, integrates and commissions modular systems that include electronic distributed control, on-line process analytical data, continuous emission monitoring, and electric power distribution. Often these packaged systems are housed in a fabricated metal enclosure, modular building or freestanding metal rack, which are commonly included in our scope of work. We provide automation engineering, procurement, fabrication, systems integration, programing and on-site commissioning services to our clients for both new and existing facilities.

Our Refining and Transportation group focuses on providing engineering, procurement and automation services as well as fabricated products to downstream refineries and petrochemical facilities as well as midstream pipeline, storage and other transportation related companies. These services are often applied to small capital improvement and maintenance projects within refineries and petrochemical facilities. For our transportation clients, we work on facilities that include pumping, compression, gas processing, metering, storage terminals, product loading and blending systems. In addition, this group designs, programs and maintains supervisory control and data acquisition (SCADA) systems for our transportation clients.

The Upstream group provides engineering, fabrication and automation services to clients who have operations in the U.S. oil and gas exploration and development markets. The operations are usually associated with the completion, purification, storage and transmission of the oil and gas from the well head to the terminal or pipeline destination.

Our Government Services group provides services related to the engineering, design, installation and maintenance of automated fuel handling and tank gauging systems for the U.S. military across the globe in addition to cybersecurity assessment and SCADA systems design and maintenance in the private sector.

Our engineering services are strategically located in offices in cities near our clients while our fabrication and integration facilities are more centrally located. We generally enter into two principal types of contracts with our clients: time-and-material contracts and fixed-price contracts. Our clients typically determine the type of contract to be utilized for a particular engagement, with the specific terms and conditions of a contract being negotiated and typically contained in a multiyear services agreement.

Our business development professionals focus on building long-term relationships with clients in order to provide solutions throughout the life-cycle of their projects and facilities. Additionally, we seek to capitalize on cross-selling opportunities between our market segments and many of our projects will contain elements from more than one market segment. Sales leads are often jointly developed and pursued by our business development personnel from multiple markets.

Products and services are also promoted through trade advertising, participation in industry conferences and on-line internet communication via our corporate home page at www.englobal.com. The ENGlobal website illustrates our company’s full range of services and capabilities and is updated on a continuous basis. Through the ENGlobal website, we seek to provide visitors and investors with a single point of contact for obtaining information about our company. We are not incorporating the contents of the website into this prospectus.

We also develop preferred provider and alliance agreements with clients in order to facilitate repeat business. These preferred provider agreements, also known as master service or umbrella agreements, typically have a duration of three to five years. This allows our clients to release work to us without having to negotiate contract terms for each individual project. With the primary terms of the contract agreed to, add-on projects with these customers are easier to negotiate and can be accepted quickly, without the necessity of a bidding process. Management believes that these agreements can serve to stabilize project-centered operations.

Our principal executive offices are located at 654 N. Sam Houston Parkway East, Suite 400, Houston, Texas 77060-5914. Our telephone number is (281) 878-1000.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

•	the impact of the COVID-19 pandemic and of the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition, and results of operations, including on our revenues and profitability;
•	our ability to increase our backlog, revenue and profitability;
•	our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner;
•	the effect of economic downturns and the volatility and level of oil and natural gas prices, including the severe disruptions in the worldwide economy, including the global demand for oil and natural gas, resulting from the COVID-19 pandemic;
•	the uncertainties related to the U.S. Government’s budgetary process and their effects on our long-term U.S. Government contracts;
•	our ability to identify, evaluate, and complete any transactions in connection with our review of strategic transactions;
•	the impact of the announcement of our review of strategic transactions on our business, including our financial and operating results, or our employees, suppliers and customers;
•	our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts;
•	our ability to retain existing customers and attract new customers;
•	our ability to accurately estimate the overall risks, revenue or costs on a contract;
•	the risk of providing services in excess of original project scope without having an approved change order;
•	our ability to execute our expansion into the modular solutions market and to execute our updated business growth strategy to position the Company as a leading provider of engineered modular solutions to its customer base;
•	our ability to attract and retain key professional personnel;
•	our ability to obtain additional financing when needed;
•	our debt obligations may limit our financial flexibility;
•	our PPP loan may not be forgiven in full;
•	our dependence on one or a few customers;
•	the risks of internal system failures of our information technology systems, whether caused by the Company, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks;
•	the risk of unexpected liability claims or poor safety performance;
•	our ability to identify, consummate and integrate potential acquisitions;
•	our reliance on third-party subcontractors and equipment manufacturers;
•	our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and
•	the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.englobal.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.englobal.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on March 11, 2021 (File No. 001-14217);

•	our Current Reports on Form 8-K, filed with the SEC on April 15, 2016, January 29, 2021 and March 1, 2021 and our Current Report on Form 8-K/A filed with the SEC on March 11, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-14217); and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 17, 2007 (File No. 001-14217), including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus until the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

ENGlobal Corporation

Attention: Chief Financial Officer

654 N. Sam Houston Parkway East, Suite 400

Houston, Texas 77060-5914

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 26, 2020, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain material terms and provisions of our common stock and preferred stock. This description also summarizes relevant provisions of the Nevada Revised Statutes (“NRS”). The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the relevant provisions of the NRS, and to our Restated Articles of Incorporation, dated January 29, 2021 (our “articles of incorporation”), and our Second Amended and Restated Bylaws, dated April 14, 2016 (our “bylaws”), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 29, 2021 and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 15, 2016, respectively, which are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to our articles of incorporation and bylaws, which have been incorporated by reference herein.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of March 8, 2021, there were 27,526,176 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

Voting. Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends. Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution. In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights. Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions. There are no sinking fund provisions applicable to the common stock.

Description of Preferred Stock

Subject to the terms of our articles of incorporation, our Board of Directors has the authority to approve the issuance of all or any of our authorized shares of the preferred stock in one or more series, to determine the number of shares constituting any series and to determine any voting powers, conversion rights, dividend rights and other designations, preferences, limitations, restrictions and rights relating to such shares.

Anti-Takeover Effects of Nevada Law; Our Articles of Incorporation and Our Bylaws

General. Certain provisions of our articles of incorporation and bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws and the relevant provisions of the NRS.

Preferred Stock. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of the Company.

No Action by Written Consent. Our bylaws provide that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to our Board of Directors at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our bylaws.

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Special Meetings. Our bylaws provide that special meetings of stockholders may only be called by the President or Secretary, by a majority of the Board of Directors, or by the President at the written request of at least fifty percent (50%) of the number of shares of the Company then outstanding and entitled to vote.

Board Vacancies. Our bylaws provide that any vacancy on our Board of Directors, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors. Our bylaws provide that any directors may be removed either with or without cause at any time by the vote of stockholders representing two-thirds of the voting power of the issued and outstanding capital stock entitled to vote.

Nevada Anti-Takeover Statutes. The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Amendment of Articles of Incorporation and Bylaws

Our bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the stockholders owning a majority of the shares and entitled to vote thereon. The bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of our Board of Directors by a majority vote of directors present at the meeting at which a quorum is present, except that any such amendment may not be inconsistent with or contrary to the provision of an amendment adopted by the stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation limits the personal liability of directors and officers for breach of fiduciary duty to the Company or our stockholders. However, this provision does not eliminate or limit the liability of any of our directors and officers for:

•	acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or

•	the payment of dividends in violation of Section 78.300 of the NRS.

Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Our bylaws provide that the Company shall indemnify any director or officer of the Company against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf, to the extent such director or officer is a party to or a witness in an action, suit or proceeding by reason of its position with the Company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC. Its address is P.O. Box 30170, College Station, Texas 77842-3170, and its telephone number is 1-800-662-7232.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENG.”

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PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

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By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Preferred stock may be a new issue of securities with no established trading market. Any underwriters to whom preferred stock offered by this prospectus are sold by us for public offering and sale may make a market in the preferred stock offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for preferred stock offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Holland & Hart LLP, Reno, Nevada. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of ENGlobal Corporation and subsidiaries (the Company) as of December 26, 2020 and December 28, 2019, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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3,971,000 Shares of Common Stock

ENGLOBAL CORPORATION

Prospectus Supplement

Sole Placement Agent

A.G.P.

February 1, 2023

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